UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM 8-K
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                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
        Date of Report (Date of earliest event reported): April 14, 2014

                               CEL-SCI CORPORATION
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             (Exact name of registrant as specified in its charter)


      Colorado                         001-11889                84-0916344
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(State or other jurisdiction      (Commission File No.)       (IRS Employer
   of incorporation)                                        Identification No.)

                              8229 Boone Blvd. #802
                                Vienna, VA 22182
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          (Address of principal executive offices, including Zip Code)


Registrant's telephone number, including area code: (703) 506-9460


                                       N/A
                         ------------------------------
          (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))


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Item 1.01  Entry Into a Material Definitive Agreement.

         On April 14, 2014, CEL-SCI Corporation (the "Company"), Dawson James Securities, Inc. and Laidlaw & Company (UK) Ltd., the Underwriters, entered into an underwriting agreement (the "Underwriting Agreement") whereby the Company will issue and sell up to 8,800,000 shares of the Company's common stock, as well as warrants to purchase up to an additional 2,200,000 shares of common stock. Each share of common stock is being sold together with a warrant for the combined purchase price of $1.40, minus underwriting discounts and commissions. The common stock and warrants will separate immediately. The warrants are immediately exercisable and expire on October 17, 2014. Every four warrants entitle the holder to purchase one share of the Company's common stock at a price of $1.58 per share. No market exists for the warrants and a market for the warrants may never develop. The offering is expected to close on or about April 17, subject to customary closing conditions.

         The net proceeds from the offering, assuming all shares and warrants offered are sold, are expected to be approximately $11,346,000, after deducting the underwriting discounts and commissions and estimated expenses payable by the Company.

         Pursuant to the Underwriting Agreement, subject to certain exceptions, the Company, and its directors and officers have agreed not to sell or otherwise dispose of any of the Company's common stock held by them for a period ending 60 days after the date of the Underwriting Agreement without first obtaining the written consent of Underwriters, as representative of the Underwriters, subject to certain exceptions.

         The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. These representations, warranties and covenants are not factual information to investors about the Company.

         The offering is being made pursuant to the Registration Statement and Prospectus Supplement discussed below under Item 8.01. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Hart & Hart, LLC relating to the legality of the issuance and sale of the shares and warrants in the offering is attached as Exhibit 5 hereto.

         On April 11, 2014, the Company issued a press release announcing that it had commenced the offering. A copy of this press release is attached as
Exhibit 99.1. On April 14, 2014, the Company issued a press release announcing that it had priced the offering. A copy of the press release is attached as
Exhibit 99.2.

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Item 8.01  Other Events.

         On April 14, 2014, the Company filed with the Securities Exchange Commission (the "Commission") a prospectus supplement (the "Prospectus Supplement") to the prospectus (the "Prospectus") included as part of the Company's registration statement on Form S-3 declared effective by the Commission on February 28, 2013 (File No. 333-186103) (the "Registration Statement"), pursuant to which the Company will sell up to 8,800,000 shares of the Company's common stock, as well as warrants to purchase up to an additional 2,200,000 shares of common stock.

         Prospective investors should read the Registration Statement, the Prospectus dated December 17, 2013 which was filed with the Commission on December 18, 2013, and the Prospectus Supplement, and all documents incorporated by reference by the foregoing.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit        Description

1.1 Underwriting Agreement dated April 14, 2014, by and among CEL-SCI Corporation and the Underwriters named in Schedule I thereto.

5              Opinion of Hart & Hart, LLC

10(kk)         Underwriters' Warrant

10(ll)         Warrant Agent Agreement

23             Consent of Hart & Hart, LLC

99.1           Press Release dated April 11, 2014.

99.2           Press Release dated April 14, 2014.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  April 14, 2014
                                          CEL-SCI CORPORATION



                                          By: /s/ Patricia B. Prichep
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                                             Patricia B. Prichep
                                             Senior Vice President of Operations